Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Certificate of Principal Financial Officer

In connection with the Quarterly Report on Form 10-Q of Postal Realty Trust, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeremy Garber, President, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented.

Postal Realty Trust, Inc.

Date: November 13, 2020	By:	/s/ Jeremy Garber
Jeremy Garber President, Treasurer and Secretary (Principal Financial Officer)

This written report is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Postal Realty Trust, Inc. and will be retained by Postal Realty Trust, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.